UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/14/2010

Strategic Storage Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-146959

MD	32-0211624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694
(Address of principal executive offices, including zip code)

(877) 327-3485
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On May 17, 2010, Strategic Storage Trust, Inc. (the "Registrant") issued a press release regarding the closing of the acquisition described below in Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.    Other Events

Acquisition of the Riverdale Property

        On May 14, 2010, the Registrant, through a wholly-owned subsidiary of the Registrant's operating partnership, closed on the purchase of a self storage facility located in Riverdale, New Jersey. The Registrant purchased the Riverdale property from an unaffiliated third party for a purchase price of $6.375 million, plus closing costs and acquisition fees, including $4.8 million of seller financing. The Registrant funded the equity portion of this acquisition using net proceeds from its initial public offering.

        The Riverdale property is an approximately 820-unit self storage facility that sits on approximately 2.4 acres and contains approximately 62,000 rentable square feet located at 112 State Route 23, Riverdale, New Jersey. It was constructed in 2007.

        The Registrant's portfolio now includes 34 wholly-owned properties in 14 states.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1         Press Release Announcing the Acquisition of the Riverdale Property

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.

Date: May 17, 2010	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release